EXHIBIT 5
           [LETTERHEAD OF JONES, WALKER, WAECHTER,
            POITEVENT, CARRERE & DENEGRE, L.L.P.]


                         December 2, 1996



Minden Bancshares, Inc.
401 Main Street
Minden, LA   71055

Gentlemen:

     We have acted as counsel for Minden Bancshares, Inc., a Louisiana corporation (the "Company"), in connection with the Company's registration statement on Form S-8 (the "Registration Statement") with respect to the offering by the Company of up to 28,000 shares of the common stock of the Company, $2.50 par value per share (the "Common Stock") to its officers and key employees pursuant to the terms of the Minden Bancshares, Inc. Stock Incentive Plan.

     Based upon the foregoing, and upon our examination of such matters as we deem necessary in order to furnish this opinion, we are of the opinion that the shares of Common Stock referred to herein, when issued for at least par value according to the terms of the Plan, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                   JONES, WALKER, WAECHTER,
                                   POITEVENT, CARRERE & DENEGRE, L.L.P.



                                   By:    /s/ Margaret F. Murphy
                                      _______________________________
                                        Margaret F. Murphy